UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC. 20549

SCHEDULE 14A

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Energous Corporation

(Name of Registrant as Specified in Its Charter)

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303 Ray Street

Pleasanton, California 94566

June 16, 2014

Dear Stockholder:

You are cordially invited to attend the annual meeting of stockholders of Energous Corporation to be held at 10:30 a.m., local time, on Thursday, July 10, 2014, at the DoubleTree by Hilton Hotel Pleasanton at the Club, 7050 Johnson Drive, Pleasanton, California.

We look forward to your attending either in person or by proxy. Further details regarding the matters to be acted upon at this meeting appear in the accompanying Notice of 2014 Annual Meeting and Proxy Statement. Please give this material your careful attention.

Very truly yours,

Stephen R. Rizzone
President and Chief Executive Officer

ENERGOUS CORPORATION

303 Ray Street

Pleasanton, California

NOTICE OF 2014 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on July 10, 2014

To the Stockholders of Energous Corporation:

NOTICE IS HEREBY GIVEN that the 2014 Annual Meeting of Stockholders of Energous Corporation, a Delaware corporation, will be held on Thursday, July 10, 2014 at 10:30 a.m., local time, at the DoubleTree by Hilton Hotel Pleasanton at the Club, 7050 Johnson Drive, Pleasanton, California, for the following purposes:

1.	To elect the six nominees to the Board of Directors nominated by the Board of Directors.

2.	To ratify the appointment of Marcum LLP as our independent registered public accounting firm for 2014.

3.	To transact such other business as may properly come before the annual meeting and any adjournments or postponements thereof.

Only stockholders of record at the close of business on June 9, 2014, the record date fixed by the Board of Directors, are entitled to notice of and to vote at the annual meeting and any adjournment or postponement thereof. If you plan to attend the annual meeting and you require directions, please call us at (925) 344-4200.

By Order of the Board of Directors,

Stephen R. Rizzone
President and Chief Executive Officer

Pleasanton, California

June 16, 2014

PROXY STATEMENT

i

303 Ray Street

Pleasanton, California

PROXY STATEMENT

The Board of Directors (the “Board”) of Energous Corporation (the “Company,” “Energous,” “we,” “us” or “our”) is providing these materials to you in connection with Energous’ annual meeting of stockholders. The annual meeting will take place on Thursday, July 10, 2014, 10:30 a.m., local time, at the DoubleTree by Hilton Hotel Pleasanton at the Club, 7050 Johnson Drive, Pleasanton, California. This proxy statement and the accompanying notice and form of proxy are expected to be first sent to stockholders on or about June 16, 2014.

GENERAL INFORMATION

Why am I receiving these materials?

You have received these proxy materials because our Board of Directors is soliciting your proxy to vote your shares at the annual meeting. The proxy statement includes information that we are required to provide you under Securities and Exchange Commission (“SEC”) rules and is designed to assist you in voting your shares.

What is a proxy?

Our Board of Directors is asking for your proxy. This means you authorize persons selected by us to vote your shares at the annual meeting in the way that you instruct. All shares represented by valid proxies received before the annual meeting will be voted in accordance with the stockholder’s specific voting instructions.

What is included in these materials?

These materials include:

•	the Proxy Statement for the annual meeting;

•	a proxy card for the annual meeting; and

•	the 2013 Annual Report to Stockholders.

What items will be voted on at the annual meeting?

There are two proposals scheduled to be voted on at the annual meeting:

•	the election of the nominees to the Board nominated by our Board of Directors; and

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•	the ratification of the Audit Committee’s appointment of Marcum LLP (“Marcum”) as our independent registered public accounting firm for the fiscal year ending December 31, 2014.

The Board of Directors is not aware of any other matters to be brought before the meeting. If other matters are properly raised at the meeting, the proxy holders may vote any shares represented by proxy in their discretion.

What are the board’s voting recommendations?

Our Board of Directors recommends that you vote your shares:

•	FOR the nominees to the Board of Directors; and

•	FOR the ratification of the Audit Committee’s appointment of Marcum as our independent registered public accounting firm for 2014.

Who can attend the annual meeting?

Admission to the annual meeting is limited to:

•	stockholders as of the close of business on June 9, 2014;

•	holders of valid proxies for the annual meeting; and

•	our invited guests.

Each stockholder may be asked to present valid picture identification such as a driver’s license or passport and proof of stock ownership as of the record date.

When is the record date and who is entitled to vote?

The Board of Directors set June 9, 2014 as the record date. All record holders of Energous common stock as of the close of business on that date are entitled to vote. Each share of common stock is entitled to one vote. As of the record date, there were 9,448,872 shares of common stock outstanding.

What is a stockholder of record?

A stockholder of record or registered stockholder is a stockholder whose ownership of Energous stock is reflected directly on the books and records of our transfer agent, Wells Fargo Shareowner Services. If you hold stock through an account with a bank, broker or similar organization, you are considered the beneficial owner of shares held in “street name” and are not a stockholder of record. For shares held in street name, the stockholder of record is your bank, broker or similar organization. We only have access to ownership records for the registered shares. If you are not a stockholder of record, we will require additional documentation to evidence your stock ownership as of the record date, such as a copy of your brokerage account statement, a letter from your broker, bank or other nominee or a copy of your notice or voting instruction card. As described below, if you are not a stockholder of record, you will not be able to vote your shares unless you have a proxy from the stockholder of record authorizing you to vote your shares.

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How do I vote?

You may vote by any of the following methods:

•	In person. Stockholders of record and beneficial stockholders with shares held in street name may vote in person at the meeting. If you hold shares in street name, you must also obtain a proxy from the stockholder of record authorizing you to vote your shares.

•	By mail. Stockholders of record may vote by signing and returning the proxy card provided.

•	By phone or via the Internet. You may vote by proxy, by phone or via the Internet by following the instructions provided in the accompanying proxy card or the voting instruction card provided.

•	Beneficial owners of shares held in “street name.” You may vote by following the voting instructions provided to you by your bank or broker.

How can I change or revoke my vote?

You may change or revoke your vote as follows:

•	Stockholders of record. You may change or revoke your vote by submitting a written notice of revocation to Energous Corporation c/o Secretary at 303 Ray Street, Pleasanton, California 94566 or by submitting another vote on or before July 9, 2014.

•	Beneficial owners of shares held in “street name.” You may change or revoke your voting instructions by following the specific directions provided to you by your bank or broker.

What happens if I do not give specific voting instructions?

Stockholders of record. If you are a stockholder of record and you sign and return a proxy card without giving specific voting instructions then the proxy holders will vote your shares in the manner recommended by the Board of Directors on all matters presented in this proxy statement and as the proxy holders may determine in their discretion for any other matters properly presented for a vote at the meeting.

Beneficial owners of shares held in “street name.” If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, the organization that holds your shares may generally vote on routine matters but cannot vote on non-routine matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is referred to as a “broker non-vote.”

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Which ballot measures are considered “routine” or “non-routine”?

The election of directors (“Proposal 1”) is considered to be a non-routine matter under applicable rules. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore there may be broker non-votes on Proposal 1.

The ratification of the appointment of Marcum as our independent registered public accounting firm for 2014 (“Proposal 2”) is considered to be a routine matter under applicable rules. A broker or other nominee may generally vote on routine matters, and we do not expect there to be any broker non-votes with respect to Proposal 2.

What is the quorum for the annual meeting?

The presence, in person or by proxy, of the holders of a majority of the shares entitled to vote is necessary for the transaction of business at the annual meeting. This is called a quorum.

What is the voting requirement to approve each of the proposals?

The following are the voting requirements for each proposal:

•	Proposal 1, Election of Directors. The nominees receiving the highest number of votes will be elected as directors.

•	Proposal 2, Ratification of Appointment of Independent Registered Public Accounting Firm. The ratification of the Audit Committee’s appointment of Marcum as our independent registered public accounting firm for 2014 will be approved if a majority of stockholders present or represented, in person or by proxy, and voting on this matter are cast in favor of the proposal.

How are abstentions and broker non-votes treated?

Broker non-votes and abstentions are counted for purposes of determining whether a quorum is present. Broker non-votes and abstentions are not counted as votes cast on any proposal considered at the annual meeting and, therefore, will have no effect on the proposal regarding the election of a director. We expect no broker non-votes on the appointment of Marcum as our independent registered public accounting firm for 2014, and abstentions will have no effect on this proposal.

Who pays for solicitation of proxies?

We are paying the cost of soliciting proxies. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for sending proxy materials to stockholders and obtaining their votes. In addition to soliciting the proxies by mail, certain of our directors, officers and regular employees, without compensation, may solicit proxies personally or by telephone, facsimile and email.

Where can I find the voting results of the annual meeting?

We will announce voting results in a Form 8-K filed with the SEC within four business days following the meeting.

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What is the deadline to propose actions for consideration or to nominate individuals to serve as directors at the 2015 annual meeting of stockholders?

Requirements for Stockholder Proposals to Be Considered for Inclusion in the Company’s Proxy Materials. Stockholder proposals to be considered for inclusion in the proxy statement and form of proxy relating to the 2015 annual meeting of stockholders must be received no later than February 16, 2014. In addition, all proposals will need to comply with Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which lists the requirements for the inclusion of stockholder proposals in company-sponsored proxy materials. Stockholder proposals must be delivered to the Company’s Secretary at 303 Ray Street, Pleasanton, California 94566.

Requirements for Stockholder Proposals to Be Brought Before the 2015 Annual Meeting of Stockholders. Notice of any director nomination or other proposal that you intend to present at the 2015 annual meeting of stockholders, but do not intend to have included in the proxy statement and form of proxy relating to the 2015 annual meeting of stockholders, must be delivered to the Company’s Secretary at 303 Ray Street, Pleasanton, California 94566 not earlier than the close of business on March 12, 2015 and not later than the close of business on April 11, 2015. In addition, your notice must set forth the information required by our bylaws with respect to each director nomination or other proposal that you intend to present at the 2015 annual meeting of stockholders.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our common stock as of June 9, 2014 by:

•	each person or group of affiliated persons known by us to be the beneficial owner of more than 5% of our common stock;

•	each executive officer included in the Summary Compensation Table below;

•	each of our executive officers and directors;

•	each person nominated to become director; and

•	all executive officers, directors and nominees as a group.

Unless otherwise noted below, the address of each person listed on the table is c/o Energous Corporation at 303 Ray Street, Pleasanton, California 94566. To our knowledge, each person listed below has sole voting and investment power over the shares shown as beneficially owned except to the extent jointly owned with spouses or otherwise noted below.

Beneficial ownership is determined in accordance with the rules of the SEC. The information does not necessarily indicate ownership for any other purpose. Under these rules, shares of common stock issuable by us to a person pursuant to options which may be exercised within 60 days after June 9, 2014 are deemed to be beneficially owned and outstanding for purposes of calculating the number of shares and the percentage beneficially owned by that person. However, these shares are not deemed to be beneficially owned and outstanding for purposes of computing the percentage beneficially owned by any other person. The applicable percentage of common stock outstanding as of June 9, 2014 is based upon 9,448,872 shares outstanding on that date.

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Name and Address of Beneficial Owner	Common Stock	Shares Underlying Options	Number of Shares Beneficially Owned	Percentage of Class
Directors and Executive Officers
Nicolaus Alexopoulos	-	12,990	12,990	*
Billy Crotty	-	-	-	*
John Gaulding	-	9,507	9,507	*
Robert Griffin	-	12,990	12,990	*
George Holmes	-	-	-	*
Thomas Iwanski	-	-	-	*
Rex Jackson	-	7,884	7,884	*
Michael Leabman	80,201	64,399	144,600	1.5%
Stephen Rizzone	-	160,882	160,882	1.7%
Directors and Executive Officers as a group (8 persons)	80,201	268,652	348,853	3.6%

Five Percent Stockholders
DvineWave Holdings LLC (1)	1,924,812	-	1,924,812	20.4%
Gregory Brewer (2)	668,337	-	668,337	7.1%

*	Less than one percent.

(1)	DvineWave Holdings LLC was formed by the parents of Mr. Leabman to make an investment in the Company when it was founded. DvineWave Irrevocable Trust dated December 12, 2012 is the manager of DvineWave Holdings LLC. Gregory Tamkin, the trustee of the DvineWave Irrevocable Trust, has sole voting and investment power with respect to the entity’s shares of common stock. The address is for DvineWave Holdings LLC is 8010 East Cedar Ave., Denver, CO 80230.

(2)	Gregory Brewer, a former director of the Company, has sole voting and investment power with respect to Absolute Ventures, LLC’s shares of common stock. The address for Absolute Ventures, LLC is 1599 Greenville Road, Livermore, CA 94568.

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PROPOSAL 1—ELECTION OF DIRECTORS

The Company’s Board of Directors currently consists of six members. Upon the recommendation of the Corporate Governance and Nominating Committee of our Board of Directors, the Board of Directors has nominated the six current directors for election at the Annual Meeting to hold office until the next annual meeting of stockholders and the election of their successors.

Shares represented by all proxies received by the Board of Directors and not marked so as to withhold authority to vote for any individual nominee will be voted FOR the election of the nominees named below. The Board of Directors knows of no reason why any nominee would be unable or unwilling to serve, but if such should be the case, proxies may be voted for the election of some other person nominated by the Board of Directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

A VOTE FOR THE NOMINEES LISTED BELOW

The following table sets forth the nominees to be elected at the 2014 Annual Meeting, the year such director was first elected as a director, and the positions currently held by each director with us.

Nominee’s or Director’s Name	Year First Became Director	Position with the Company

Stephen R. Rizzone	2013	President, Chief Executive Officer and Chairman
Michael Leabman	2012	Chief Technology Officer and Director
Nicolaos G. Alexopoulos	2014	Director
John R. Gaulding	2014	Director
Robert J. Griffin	2014	Director
Rex S. Jackson	2014	Director

INFORMATION CONCERNING DIRECTORS AND NOMINEES FOR DIRECTOR

Set forth below is background information for each current director and nominee for director, as well as information regarding additional experience, qualifications, attributes or skills that led the Board of Directors to conclude that such director or nominee should serve on the Board.

Stephen R. Rizzone, age 65, joined the Company as President, Chief Executive Officer and chairman of the Board of Directors in October 2013. Mr. Rizzone has more than 35 years of executive management, marketing, sales and entrepreneurial experience in the data communications hardware, networking hardware and software, silicon and optical components markets. Prior to joining the Company, Mr. Rizzone served as Chief Executive Officer and chairman of the board of directors of Active Storage, Inc. from June 2011 until December 2012 and as the Chief Executive Officer and chairman of the board of directors of Communicado, Inc. from April 2006 to September 2009. Mr. Rizzone previously served as member of the board of directors of Katzkin Leather from June 2011 to November 2013 and the Los Angeles Regional Technology Alliance (LARTA) from February 2009 to November 2011. Mr. Rizzone holds a BA in Public Administration from California State University at Fullerton. Mr. Rizzone’s extensive industry, executive and board experience position him well to serve as our Chief Executive Officer and a member of our board of directors.

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Michael Leabman, age 41, founded the Company in October 2012 and became the Company’s Chief Technology Officer in October 2013. Mr. Leabman has been a member of the Company’s Board of Directors since its founding and served as the Company’s President, Chief Financial Officer, Treasurer and Secretary until October 2013. From September 2010 to September 2013, Mr. Leabman served as President of TruePath Wireless, a service provider and equipment provider in the broadband communications industry. Mr. Leabman has served on the board of directors of TruePath Holdings since 2010 and continues to serve on the board today. From 2008 to 2010, Mr. Leabman served as Chief Technology Officer for DataRunway Inc., a wireless communication company providing broadband internet to airlines. Mr. Leabman received both his Bachelor of Science degree and Master of Engineering degree in electrical engineering from the Massachusetts Institute of Technology. Mr. Leabman’s extensive knowledge of the Company, its technology and the consumer and commercial electronics industry position him well for service on our board of directors.

Dr. Nicolaos (Nick) G. Alexopoulos, age 72, joined the Company’s Board of Directors in February 2014. Dr. Alexopoulos is Vice President for RF Technologies, Antennas and University Relations at Broadcom Corporation, where he has been employed since August 2008. Prior to joining Broadcom, Dr. Alexopoulos served as the Dean of the Henry Samueli School of Engineering at UC Irvine from 1997 until 2008 and Chair of the Electrical Engineering Department at UCLA from 1987 until 1992. Dr. Alexopoulos holds a BSEE, MSEE and PhD Degrees in Electrical Engineering from the University of Michigan, Ann Arbor, Michigan. He has an Honorary Doctorate from the National Technical University of Athens and has published extensively on the topics of antennas and microwave circuits, artificial materials and other technologies. In addition, he has served over the years as a consultant to various high tech corporations, founded Kimalink Inc. (bought by Broadcom Corporation in 2001) and holds many US patents. In addition, he is a Fellow of the Institute of Electrical and Electronics Engineers, has been elected to the United States National Academy of Engineering and serves on university advisory boards. Dr. Alexopoulos’ unique and extensive scientific/technical and business expertise position him well to serve on our board of directors.

John R. Gaulding, age 68, joined the Company’s Board of Directors in March 2014. Since July 1996, Mr. Gaulding has been a private investor and business consultant in the fields of strategy and organization. Mr. Gaulding is a Co-Founder and Director Emeritus of Sage Partners, an advisory firm providing counsel on strategy and corporate governance issues. He is also Chairman Emeritus of Dominican University of California where he served for 7 years as Chairman and 16 years as a Trustee. From 1996-1999 and again from 2001 to the present, Mr. Gaulding has been an independent director of Monster, Worldwide (NYSE:MWW), where he serves on the Audit Committee and chairs the Corporate Governance and Nominating Committee. From 2002-2012, he served as a Director for Yellow Media, Inc. (TSE:Y) where he also chaired the Corporate Governance and Nominating Committee and the Compensation Committee. Mr. Gaulding’s extensive corporate board experience includes ANTs Software, Inc. where he was lead director and Chairman of the Audit Committee, and ORTEL (NASDAQ:ORTL), a high–technology manufacturer of electro-optical devices used in the telecommunications industry. In addition, he served as the executive Chairman and CEO of National Insurance Group, Inc. (NASDAQ:NAIG). Mr. Gaulding has also served as non-executive Chairman of Novo Media, Inc., one of the first digital agencies, sold to BCOM3 and in the same capacity with GetMeIn, a secondary ticketing agency headquartered in London and sold to Ticketmaster. Finally, he was a founding director of the popular in-airport wine lounge, Vino Volo. Mr. Gaulding ‘s industry experience includes 15 years as a corporate officer, serving as Vice-President for Corporate Strategy and Development for Pacific Telesis Group, President and CEO for Pacific Bell Yellow Pages, and President and CEO for ADP Claims Solutions Group. Mr. Gaulding holds a BS in Engineering from UCLA, an MBA with honors from the University of Southern California, and an honorary Doctor of Laws from Dominican University of California. Mr. Gaulding’s extensive executive and managerial experience position him well to serve as a member of our Board of Directors.

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Robert J. Griffin, age 47, joined the Company’s Board of Directors in February 2014. Mr. Griffin is the Founder and Chief Executive Officer of Griffin International Companies, a Minneapolis-based retail sales and marketing firm. Since founding Griffin International Companies in 1997, Mr. Griffin has led the expansion of the company’s business across three continents and secured the license of brands and technologies from a number of large, well known companies. Prior to founding Griffin International Companies, Mr. Griffin spent 6 years at Best Buy Co. in various management roles. Mr. Griffin holds a BA in Economics from Gustavus Adolphus College. Mr. Griffin’s extensive executive leadership experience and his in-depth knowledge of the retail industry and technology licensing make him well qualified to serve on our board of directors.

Rex S. Jackson, age 54, joined the Company’s Board of Directors in March 2014. Mr. Jackson has served as Executive Vice President and Chief Financial Officer of JDS Uniphase Corporation (“JDSU”) (NASDAQ:JDSU), a provider of network and service enablement solutions and optical products for telecommunications service providers, cable operators, and network equipment manufacturers, since January 2013. Mr. Jackson joined JDSU in January 2011 as senior vice president, Business Services, with responsibility for several corporate functions, including Information Technology, where he drove significant operational improvements. Prior to JDSU, Mr. Jackson served as executive vice president and chief financial officer at Symyx Technologies from 2007 to 2010, where he had responsibility for finance, legal, IT and other corporate functions and where he led the company’s acquisition of MDL Information Systems and subsequent merger with Accelrys. Mr. Jackson also previously served as acting CFO at Synopsys and held executive positions with Avago, AdForce and Read-Rite. Mr. Jackson holds a B.A. degree from Duke University and earned his J.D. from Stanford University Law School. Mr. Jackson’s accounting and financial expertise, general business acumen and significant executive leadership experience position him well to make valuable contributions to our board of directors.

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INFORMATION CONCERNING EXECUTIVE OFFICERS

Set forth below is background information relating to our executive officers:

Name	Age	Position
Stephen R. Rizzone	65	President, Chief Executive Officer and Chairman of the Board of Directors
Michael Leabman	41	Chief Technology Officer and Director
George B. Holmes	51	Senior Vice President of Sales and Marketing
Billy Crotty	49	Vice President of Operations

Stephen R. Rizzone is discussed above under Information Concerning Directors and Nominees for Director.

Michael Leabman is discussed above under Information Concerning Directors and Nominees for Director.

George Holmes joined the Company as Vice President of Sales and Marketing in October 2013 and was appointed as Senior Vice President of Sales and Marketing in May 2014. Prior to joining the Company, Mr. Holmes served as Vice President of Sales at SolarBridge Technologies from February 2011 until June 2013 where he was responsible for all sales, business development, applications and sales operations activities for the company. Mr. Holmes served as Senior Vice President Sales and Marketing from January 2008 until December 2010 for PureEnergy Solutions, a developer and manufacturer of wireless power products. Since 2007, Mr. Holmes has served as a partner at aAgave Solutions, LLC, a provider of sales at marketing consulting services. He has served in strategic executive management and sales roles for companies including PowerCast, X1 Technologies, Agere Systems (formerly Lucent MicroElectronics), Ortel Corp. (acquired by Lucent), Level One Communications and Symmetricom. Mr. Holmes holds a B.A. in business from the University of Puget Sound, a diploma in international business from Nyenrode University and has completed the AEA Executive Institute, Management of Technology Companies program at Stanford University.

Billy Crotty joined the Company as Vice President of Operations in October 2013. Prior to joining the Company, Mr. Crotty served a General Manager Strategic Business Unit at Personal Communications Devices, LLC from October 2012 until October 2013, where he was charged with expanding the company’s offerings into the accessory world and establishing its e-commerce business. From January 2011 to October 2012, Mr. Crotty served as Executive Vice President of Global Operations at Skinit Inc., a leading supplier of personalized for electronic devices. From March 2010 to January 2011, Mr. Crotty served as Vice President of Engineering and Operations at Pure Energy, a developer and manufacturer of wireless power products. From July 2007 to March 2010 Mr. Crotty served as Vice President of Engineering and Operations at Superior Communications, a leading provider of accessories to big box and carrier retail stores. Prior to jointing Superior Communications, Mr. Crotty held executive positions at Airgain, Esmertec AG and Cellon Inc. Mr. Crotty received the 2009 Top 25 Supply Chain Executives Award from the Global Supply Chain Leaders Group and led the Skinit team that was named to the Supply & Demand Chain Executive magazine’s 100 list in 2012. Mr. Crotty holds a B.S., Production Engineering from UCL Ireland and a MBA in International Studies from the Babson School of Business.

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CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

Board Independence

The Board of Directors has determined that each of Dr. Alexopoulos, Mr. Gaulding, Mr. Griffin and Mr. Jackson is an independent director within the meaning of the director independence standards of The NASDAQ Stock Market (“NASDAQ”). Furthermore, the Board has determined that all of the members of the Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee are independent within the meaning of the director independence standards of NASDAQ and the rules of the SEC applicable to each such committee.

Executive Sessions of Independent Directors

Executive sessions of our independent directors are generally scheduled following each regularly scheduled in-person meeting of the Board of Directors. Executive sessions do not include any non-independent directors and are led by the lead independent director, John R. Gaulding, who is independent.

Board Leadership Structure

Mr. Rizzone serves as both the Chairman of the Board and the Chief Executive Officer of the Company. The Board does not have a general policy regarding the separation of the roles of Chairman and Chief Executive Officer. Our bylaws permit these positions to be held by the same person, and the Board believes that it is in the best interests of the Company to retain flexibility in determining whether to separate or combine the roles of Chairman and Chief Executive Officer based on our circumstances.

The Board has determined that it is appropriate for Mr. Rizzone to serve as both Chairman and Chief Executive Officer because combining the roles of Chairman and Chief Executive Officer (1) enhances the alignment between the Board and management in strategic planning and execution as well as operational matters, (2) avoids the confusion over roles, responsibilities and authority that can result from separating the positions, and (3) streamlines board process in order to conserve time for the consideration of the important matters the Board needs to address.

Policy Governing Security Holder Communications with the Board of Directors

Security holders who wish to communicate directly with the Board, the independent directors of the Board or any individual member of the Board may do so by sending such communication by certified mail addressed to the Chairman of the Board, as a representative of the entire Board of Directors, the Lead Independent Director, as a representative of the the independent directors of the Board, or to the individual director or directors, in each case, c/o Secretary, Energous Corporation, 303 Ray Street, Pleasanton, California 94566. The Secretary reviews any such security holder communication and forwards relevant communications to the addressee.

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Policies Regarding Director Nominations

The Board of Directors has adopted a policy concerning director nominations, a copy of which is available at www.energous.com. Set forth below is a summary of certain provisions of this policy.

Director Qualifications

The Corporate Governance and Nominating Committee is responsible for identifying the appropriate qualifications, skills and characteristics desired of members of the Board of Directors in the context of the needs of the business and the current composition and needs of the Board of Directors.

Director candidates are considered based upon a variety of criteria, including demonstrated business and professional skills and experiences relevant to our business and strategic direction, concern for long-term stockholder interests, personal integrity and sound business judgment. The Board of Directors seeks members from diverse professional backgrounds who combine a broad spectrum of relevant industry and strategic experience and expertise that, in concert, offer us and our stockholders diversity of opinion and insight in the areas most important to us and our corporate mission. In addition, nominees for director are selected to have complementary, rather than overlapping, skill sets. However, the Corporate Governance and Nominating Committee does not have a formal policy concerning the diversity of the Board of Directors. All candidates for director nominee must have time available to devote to the activities of the Board of Directors. The Corporate Governance and Nominating Committee also considers the independence of candidates for director nominee, including the appearance of any conflict in serving as a director. Candidates for director nominees who do not meet all of these criteria may still be considered for nomination to the Board of Directors, if the Corporate Governance and Nominating Committee believes that the candidate will make an exceptional contribution to us and our stockholders.

Process for Identifying and Evaluating Director Nominees

The Board of Directors is responsible for selecting nominees for election to the Board of Directors by the stockholders. The Board of Directors delegates the selection process to the Corporate Governance and Nominating Committee, with the expectation that other members of the Board of Directors, and of management, may be requested to take part in the process as appropriate. Generally, the Corporate Governance and Nominating Committee identifies candidates for director nominees in consultation with management, through the use of search firms or other advisers, through the recommendations submitted by other directors or stockholders or through such other methods as the Corporate Governance and Nominating Committee deems appropriate. Once candidates have been identified, the Corporate Governance and Nominating Committee confirms that the candidates meet the qualifications for director nominees established by the Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee may gather information about the candidates through interviews, detailed questionnaires, comprehensive background checks, or any other means that the Corporate Governance and Nominating Committee deems to be helpful in the evaluation process. The Corporate Governance and Nominating Committee then meets as a group to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of the Board of Directors. Based on the results of the evaluation process, the Corporate Governance and Nominating Committee recommends candidates for the Board of Directors’ approval as director nominees for election to the Board of Directors. The Corporate Governance and Nominating Committee also recommends candidates for the Board of Directors’ appointments to the standing committees of the Board of Directors.

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Procedures for Recommendation of Director Nominees by Stockholders

The policy of the Corporate Governance and Nominating Committee is to consider properly submitted stockholder recommendations for director candidates. To submit a recommendation to the Corporate Governance and Nominating Committee for director nominee candidates, a stockholder must make such recommendation in writing and include:

•	the name and address of the stockholder making the recommendation, as they appear on our books and records, and of such record holder’s beneficial owner, if any;

•	the class and number of shares of our equity that are owned beneficially and held of record by such stockholder and such beneficial owner including all “synthetic equity instruments” (e.g., derivatives, swaps, hedges, etc.), voting rights, rights to fees, dividends, or other material rights;

•	a description of the material terms of any agreements, arrangements or understandings (whether or not in writing) entered into between such stockholder or such beneficial owner and any other person for the purpose of acquiring, holding, disposing or voting of any shares of any class of our equity;

•	the name of the individual recommended for consideration as a director nominee;

•	why such recommended candidate meets our criteria and would be able to fulfill the duties of a director;

•	how the recommended candidate meets applicable independence requirements established by the SEC and NASDAQ;

•	the recommended candidate’s beneficial ownership in our securities;

•	any relationships between the recommended candidate and us which may constitute a conflict of interest; and

•	all other information relating to the recommended candidate that would be required to be disclosed in solicitations of proxies for the election of directors or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, including the recommended candidate’s written consent to being named in the proxy statement as a nominee and to serving as a director if approved by the Board of Directors and elected.

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Recommendations must be sent to the Chairman of the Corporate Governance and Nominating Committee, c/o Secretary, Energous Corporation, 303 Ray Street, Pleasanton, California 94566. The Secretary must receive any such recommendation for nomination not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the date of the proxy statement delivered to stockholders in connection with the preceding year’s annual meeting of stockholders; provided, however, that with respect to a special meeting of stockholders called by us for the purpose of electing directors to the Board of Directors, the Secretary must receive any such recommendation not earlier than the 90th day prior to such special meeting nor later than the later of (1) the close of business on the 60th day prior to such special meeting or (2) the close of business on the 10th day following the day on which a public announcement is first made regarding such special meeting. We will promptly forward any such nominations to the Corporate Governance and Nominating Committee. Once the Corporate Governance and Nominating Committee receives a recommendation for a director candidate, such candidate will be evaluated in the same manner as other candidates and a recommendation with respect to such candidate will be delivered to the Board of Directors.

Policy Governing Director Attendance at Annual Meetings of Stockholders

Our policy is to encourage directors to be present at such stockholder meetings. We did not have an annual meeting of stockholders in 2013.

Code of Business Conduct and Ethics

We have in place a Code of Business Conduct and Ethics (the “Code of Ethics”) that applies to all of our directors, officers and employees. The code of ethics is designed to deter wrongdoing and promote:

•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•	full, fair, accurate, timely and understandable disclosure in reports and documents that we file with, or submit to, the SEC and in other public communications that we make;

•	compliance with applicable governmental laws, rules and regulations;

•	the prompt internal reporting of violations of the Code of Ethics to an appropriate person identified in the Code of Ethics; and

•	accountability for adherence to the Code of Ethics.

A current copy of the Code of Ethics is available at www.energous.com. A copy may also be obtained, free of charge, from us upon a request directed to Energous Corporation, 303 Ray Street, Pleasanton, California 94566, attention: Investor Relations. We intend to disclose any amendments to or waivers of a provision of the Code of Ethics by posting such information on our website available at www.energous.com and/or in our public filings with the SEC.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

Board of Directors

Our bylaws state that the number of directors constituting the entire Board of Directors shall be determined by resolution of the Board and that the Board has the authority to increase the number of directors, fill any vacancies on the Board and to decrease the number of directors to eliminate any vacancies. The number of directors currently fixed by our Board of Directors is six.

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Our Board of Directors met one time during the year ended December 31, 2013. All directors attended at least 75% of the aggregate of all meetings of the Board of Directors on which he served during 2013. The Board of Directors currently has standing Compensation, Audit and Corporate Governance and Nominating Committees. The Board of Directors and each standing committee retains the authority to engage its own advisors and consultants. Each standing committee has a charter that has been approved by the Board of Directors. A copy of each committee charter is available at www.energous.com. Each committee reviews the appropriateness of its charter annually or at such other intervals as each committee determines.

The following table sets forth the current members of each standing committee of the Board:

Name	Audit	Compensation	Corporate Governance and Nominating
Nicolaos G. Alexopoulos		x
John R. Gaulding	x	Chair	Chair
Robert J. Griffin	x
Rex S. Jackson	Chair		x

Committees

Audit Committee. Our Audit Committee consists of Mr. Gaulding, Mr. Griffin and Mr. Jackson. The Board of Directors has determined that each member of the Audit Committee is independent within the meaning of the NASDAQ director independence standards and applicable rules of the SEC for audit committee members. The Board of Directors has elected Mr. Jackson as Chairperson of the Audit Committee and has determined that he qualifies as an “audit committee financial expert” under the rules of the SEC. The Audit Committee is responsible for assisting the Board of Directors in fulfilling its oversight responsibilities with respect to financial reports and other financial information. The Audit Committee (1) reviews, monitors and reports to the Board of Directors on the adequacy of the Company’s financial reporting process and system of internal controls over financial reporting, (2) has the ultimate authority to select, evaluate and replace the independent auditor and is the ultimate authority to which the independent auditors are accountable, (3) in consultation with management, periodically reviews the adequacy of the Company’s disclosure controls and procedures and approves any significant changes thereto, (4) provides the audit committee report for inclusion in our proxy statement for our annual meeting of stockholders and (5) recommends, establishes and monitors procedures for the receipt, retention and treatment of complaints relating to accounting, internal accounting controls or auditing matters and the receipt of confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters. Since the Audit Committee was formed in February 2014 in connection with the Company’s initial public offering, it did not meet during 2013.

Compensation Committee. Our Compensation Committee presently consists of Dr. Alexopoulos and Mr. Gaulding, each of whom is a non-employee director as defined in Rule 16b-3 of the Exchange Act. The Board of Directors has also determined that each member of the Compensation Committee is also an independent director within the meaning of NASDAQ’s director independence standards. Mr. Gaulding serves as Chairperson of the Compensation Committee. The Compensation Committee (1) discharges the responsibilities of the Board of Directors relating to the compensation of our directors and executive officers, (2) oversees the Company’s procedures for consideration and determination of executive and director compensation, and reviews and approves all executive compensation, and (3) administers and implements the Company’s incentive compensation plans and equity-based plans. Since the Compensation Committee was formed in March 2014 in connection with the Company’s initial public offering, it did not meet during 2013.

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Corporate Governance and Nominating Committee. Our Corporate Governance and Nominating Committee consists of Mr. Gaulding and Mr. Griffin. The Board of Directors has determined that each member of the Corporate Governance and Nominating Committee is an independent director within the meaning of the NASDAQ director independence standards and applicable rules of the SEC. Mr. Gaulding serves as Chairperson of the Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee (1) recommends to the Board of Directors persons to serve as members of the Board of Directors and as members of and chairpersons for the committees of the Board of Directors, (2) considers the recommendation of candidates to serve as directors submitted from the stockholders of the Company, (3) assists the Board of Directors in evaluating the performance of the Board of Directors and the Board committees, (4) advises the Board of Directors regarding the appropriate board leadership structure for the Company, (5) reviews and makes recommendations to the Board of Directors on corporate governance and (6) reviews the size and composition of the Board of Directors and recommends to the Board of Directors any changes it deems advisable. Since the Corporate Governance and Nominating Committee was formed in March 2014 in connection with the Company’s initial public offering, it did not meet during 2013.

Role of the Board of Directors in Risk Oversight

The Board of Directors administers its risk oversight function directly and through the Audit Committee. The Board of Directors and the Audit Committee regularly discuss with management the Company’s major risk exposures, their potential financial impact on the Company, and the steps taken to monitor and control those risks.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee is currently comprised of John R. Gaulding, Robert J. Griffin and Rex S. Jackson. However, at the time of the Audit Committee’s recommendation that the audited financial statements be included in the Company’s Annual Report, the Audit Committee was comprised of Robert Griffin and Nicolaos G. Alexopoulos. None of the current or former members of the Audit Committee is an officer or employee of the Company, and the Board of Directors has determined that each current or former member of the Audit Committee meets the independence requirements promulgated by The NASDAQ Stock Market and the SEC, including Rule 10A-3(b)(1) under the Exchange Act.

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The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls and the certification of the integrity and reliability of the Company’s internal controls procedures. In fulfilling its oversight responsibilities, the Audit Committee has reviewed the Company’s audited balance sheets at December 31, 2013 and 2012 and the related statements of operations, comprehensive loss, stockholders’ equity and cash flows for each of the two years in the period ended December 31, 2013, and has discussed them with both management and Marcum LLP (“Marcum”), the Company’s independent registered public accounting firm. The Audit Committee has also discussed with the independent registered public accounting firm the matters required to be discussed by the Auditing Standard No. 16, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board. The Audit Committee has reviewed permitted services under rules of the SEC as currently in effect and discussed with Marcum their independence from management and the Company, including the matters in the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence. The Audit Committee has also considered and discussed the compatibility of non-audit services provided by Marcum with that firm’s independence.

Based on its review of the financial statements and the aforementioned discussions, the Audit Committee concluded that it would be reasonable to recommend, and on that basis did recommend, to the Board of Directors that the audited financial statements be included in the Company’s Annual Report.

Respectfully submitted by the Audit Committee.

THE AUDIT COMMITTEE:

Nicolaos G. Alexopoulos (former member)

Robert J. Griffin

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS

Our compensation philosophy is to offer our executive officers compensation and benefits that are competitive and meet our goals of attracting, retaining and motivating highly skilled management, which is necessary to achieve our financial and strategic objectives and create long-term value for our stockholders. We believe the levels of compensation we provide should be competitive, reasonable and appropriate for our business needs and circumstances. The principal elements of our executive compensation program have to date included base salary, incentive quarterly performance bonuses and long-term equity compensation in the form of stock options and restricted stock units. We believe successful long-term Company performance is more critical to enhancing stockholder value than short-term results. For this reason and to conserve cash and better align the interests of management and our stockholders, we emphasize long-term performance-based equity compensation over base annual salaries.

The following table sets forth information concerning the compensation earned by the individual that served as our Principal Executive Officer during 2013 and our two most highly compensated executive officers other than the individual who served as our Principal Executive Officer during 2013 (collectively, the “named executive officers”):

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Summary Compensation Table for 2013

Name and Principal Position	Year	Salary ($)	Bonus ($)		Option Awards ($)(1)	All Other Compensation ($)	Total ($)
Stephen R. Rizzone	2013	37,500	-		258,373	-	295,873
Chief Executive Officer and President	2012	-	-		-	-	-
Michael Leabman	2013	86,500	100,000	(2)	-	-	186,500
Chief Technology Officer	2012	-	-		-	-	-
Thomas Iwanski (3)	2013	37,500	-		-	-	37,500
Interim Chief Financial Officer	2012	-	-		-	-	-

(1)	The amounts shown in this column indicate the grant date fair value of option awards granted in the subject year computed in accordance with FASB ASC Topic 718. For additional information regarding the assumptions made in calculating these amounts, see notes 3 and 9 to our audited financial statements included in our 2013 Annual Report.

(2)	Mr. Leabman’s bonus must be repaid in full if his employment with the Company is terminated for any reason prior to September 27, 2014.

(3)	On June 5, 2014, we concluded our consulting agreement with Mr. Iwanski and retained an executive search firm to identify a permanent CFO.

In 2013, Mr. Rizzone, was granted an option award covering 275,689 shares of common stock on under our 2013 Equity Incentive Plan that vests over four years in 48 equal monthly installments beginning October 1, 2013.

Outstanding Equity Awards at December 31, 2013

The following table provides information regarding equity awards held by the named executive officers as of December 31, 2013.

	Options Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
Stephen R. Rizzone	17,230	258,459	(1)	$1.68	12/12/23

(1)	Reflects the unvested portion of an option grant which vests in equal monthly installments through October 2017.

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Employment Agreements and Change of Control Arrangements

Employment Agreements

The following is a summary of the employment arrangements with our executive officers as currently in effect.

Stephen Rizzone. We entered into an employment agreement with Stephen Rizzone, our President, Chief Executive Officer and chairman of our board of directors, effective October 1, 2013. The employment agreement has no specific term and constitutes at-will employment. Mr. Rizzone’s initial annual base salary was $150,000, which was increased to $300,000 immediately following our initial public offering, and he is eligible for up to five annual cash bonuses of up to $30,000 each (one each with respect to our fiscal quarters and one with respect to our fiscal year) based upon achievement of performance-based objectives established by our board of directors. Pursuant to Mr. Rizzone’s employment agreement, on December 12, 2013 he was granted a ten year option to purchase 275,689 shares of common stock at an exercise price of $1.68 vests over four years in 48 equal monthly installments beginning October 1, 2013. In connection with the consummation of our initial public offering, Mr. Rizzone was granted a second option award to purchase 496,546 shares of common stock at an exercise price of $6.00. The second option award vests over the same vesting schedule as Mr. Rizzone’s December, 2013 option award.

If Mr. Rizzone’s employment is terminated due to his death or disability, by the Company without cause or if Mr. Rizzone resigns for good reason, Mr. Rizzone will be entitled to receive (i) one year of his base salary at the rate then in effect, (ii) five performance bonuses (each equal to the average of the performance bonus paid with respect to the two fiscal quarters, or the fiscal quarter-end and fiscal year-end, as applicable, immediately preceding Mr. Rizzone’s termination or resignation) (iii) reimbursement of Mr. Rizzone’s cost of COBRA coverage for one year, and (iv) twenty-five percent (25%) of the options to purchase shares of common stock subject to Mr. Rizzone’s option awards described above will vest immediately and become exercisable, and, along with any previously vested and unexercised options, may be exercised by Mr. Rizzone within one year following his termination or resignation. However, if a Liquidation Event (as defined below) shall occur within one year of Mr. Rizzone’s termination without cause or his resignation for good reason, all of Mr. Rizzone’s option awards described above will vest immediately and become exercisable.

Mr. Rizzone’s employment agreement provides that if the Company experiences a Liquidation Event (as defined below), Mr. Rizzone’s employment with the Company will be terminated and the Company will enter into a consulting agreement with Mr. Rizzone that entitles him to the following during its term: (i) continued payment of Mr. Rizzone’s base salary at the rate then in effect, (ii) continued payment of Mr. Rizzone’s performance bonuses described above, and (iii) continued payment of benefits that are substantially similar to those of the Company’s other senior executive officers, and (iv) continuation of the vesting period of the option awards described above. The term of the consulting agreement between the Company and Mr. Rizzone shall expire on the later of two years from the date of the Liquidation event or October 1, 2017. For purposes of Mr. Rizzone’s employment agreement, a Liquidation Event means a merger, acquisition, consolidation or other transaction (other than an equity financing) following which our stockholders prior to such transaction hold less than fifty percent (50%) of our outstanding voting securities of the acquiring or surviving entity, or a sale, license or transfer of all or substantially all of our assets.

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If Mr. Rizzone resigns without good reason, he will be entitled to his base salary at the rate then in effect up to and through the effective date of his resignation, along with any unreimbursed reasonable, out-of-pocket business expenses incurred by Mr. Rizzone in the performance of his duties.

Mr. Rizzone is also eligible to receive benefits that are substantially similar to those of the Company’s other senior executive officers. Mr. Rizzone is subject to certain restrictive covenants, including non-solicitation of employees, consultants and customers and non-competition each for a period one year following termination of his employment with the Company.

Michael Leabman. We entered into an employment agreement with Michael Leabman, our Chief Technology Officer, effective October 1, 2013. The employment agreement has no specific term and constitutes at-will employment. Mr. Leabman’s current annual base salary is $250,000, and he is eligible for an annual performance based bonus award of up to twenty percent (20%) of his base salary based upon achievement of performance-based objectives established by our Chief Executive Officer and board of directors. Pursuant to Mr. Leabman’s employment agreement, in January 2013, he was granted a ten year option to purchase 57,644 shares of common stock at an exercise price of $2.49 that vested 3/48ths on the date of grant, and will vest 1/48th monthly over the following 45 months. In connection with the consummation of our initial public offering, Mr. Leabman was granted a second option award to purchase 251,474 shares of common stock at an exercise price of $6.00. The second option award vests over the same vesting schedule as Mr. Leabman’s initial option award.

If Mr. Leabman’s employment is terminated due to his death or disability, by the Company without cause or if Mr. Leabman resigns for good reason, Mr. Leabman will be entitled to receive (i) one year of his base salary at the rate then in effect, (ii) a performance bonuses each equal to the total performance bonuses paid to Mr. Leabman in the calendar year immediately preceding Mr. Leabman’s termination or resignation (iii) reimbursement of Mr. Leabman’s cost of COBRA coverage for one year, and (iv) twenty-five percent (25%) of the options to purchase shares of common stock subject to Mr. Leabman’s option awards described above will vest immediately and become exercisable, and, along with any previously vested and unexercised options, may be exercised by Mr. Leabman within one year following his termination or resignation. However, if a Liquidation Event (as defined below) shall occur within one year of Mr. Leabman’s termination without cause or his resignation for good reason, all of Mr. Leabman’s options to purchase shares of common stock pursuant to the option awards described above will vest immediately and become exercisable.

In addition to those benefits described above, if Mr. Leabman’s employment is terminated by the Company without cause or he resigns for Good Reason within 18 months of a Liquidation Event (as defined below), all of Mr. Leabman’s options to purchase shares of common stock pursuant to the option awards described above will vest immediately and become exercisable. For purposes of Mr. Leabman’s employment agreement, a Liquidation Event has the same meaning as in Mr. Rizzone’s employment agreement.

If Mr. Leabman resigns without good reason, he will be entitled to his base salary at the rate then in effect up to and through the effective date of his resignation, along with any unreimbursed reasonable, out-of-pocket business expenses incurred by Mr. Leabman in the performance of his duties.

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Mr. Leabman is also eligible to receive benefits that are substantially similar to those of the Company’s other senior executive officers. Mr. Leabman is subject to certain restrictive covenants, including non-solicitation of employees, consultants and customers and non-competition each for a period one year following termination of his employment with the Company.

Director Compensation

Members of our board of directors did not receive compensation for their service as directors for the year ended December 31, 2013. In March 2014 we adopted a non-employee director policy pursuant to which our non-employee directors receive on an annual basis $50,000 of cash compensation paid quarterly and an annual equity award with a value of $50,000. In February 2014, Dr. Alexopoulos and Mr. Griffin were each granted a non-statutory stock option award for 2014 covering 25,979 shares of common stock. In March 2014, Mr. Gaulding and Mr. Jackson were each granted a non-statutory stock option award for 2014 covering 19,013 and 15,768 shares of common stock, respectively.

EQUITY COMPENSATION PLAN INFORMATION

We maintain the following equity compensation plans under which our equity securities are authorized for issuance to our employees and/or directors: the 2013 Equity Incentive Plan and the 2014 Non-Employee Equity Compensation Plan. Each of the foregoing equity compensation plans was approved by our stockholders. The following table presents information about the 2013 Equity Incentive Plan, our only equity compensation plan in effect as of December 31, 2013.

Equity Compensation Plan Information
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities outstanding)
Equity compensation plans approved by security holders	275,689	(1)	$1.68	766,478
Equity compensation plans not approved by security holders	None		None	None
Total	275,689		$1.68	766,478

(1)	Consists of shares of common stock to be issued upon the exercise of stock options.

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PROPOSAL 2—RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed Marcum LLP (“Marcum”) as our independent registered public accounting firm for the fiscal year ending December 31, 2014. We are presenting this selection to our stockholders for ratification at the annual meeting.

Marcum audited our financial statements for 2013. A representative of Marcum is not expected to be present at the 2014 Annual Meeting.

Vote Required for Approval

Ratification of the appointment of our independent registered public accounting firm requires the affirmative vote of a majority of the shares present or represented at the 2014 Annual Meeting, in person or by proxy, and voting on such ratification. If our stockholders fail to ratify the selection of Marcum as the independent registered public accounting firm for 2014, the Audit Committee will reconsider whether to retain that firm. Even if the selection is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year.

Board Recommendation

The Board recommends that the stockholders vote FOR ratification of the appointment of Marcum as our independent registered public accounting firm for 2014.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than compensation agreements and other arrangements which are described in “Compensation And Other Information Concerning Directors And Officers” beginning on page 17 and as described below, in 2013 there was not, and there is not currently proposed, any transaction or series of similar transactions to which we were or will be a party in which the amount involved exceeded or will exceed $120,000 in which any director, executive officer, holder of five percent or more of any class of our capital stock or any member of their immediate family had or will have a direct or indirect material interest.

On November 8, 2012, DvineWave Holdings LLC, an entity formed by the parents of Michael Leabman, our Chief Technology Officer, to make an investment in the Company, purchased 1,924,812 shares of common stock in exchange for $10,000.

On January 28, 2013, Mr. Leabman purchased 80,201 shares of common stock in exchange for $417.

On March 1, 2013, Absolute Ventures LLC, an affiliate of a director of the Company, Greg Brewer, purchased 668,337 shares of common stock in exchange for $160,000.

On October 4, 2013, we entered into a Standard Industrial/Commercial Multi-Tenant Lease with ProSoft Engineering, Inc. for our principal office space located at 303 Ray Street, Pleasanton, CA 94566.  The lease covers approximately 3500 square feet of office and laboratory space and expires on June 4, 2014. The monthly rental rate under the lease is $6,055 and the aggregate amount payable to ProSoft Engineering under the lease is approximately $48,440 plus an additional security deposit of $6,055. Greg Brewer, a former member of our board of directors, is the owner and founder of ProSoft Engineering, Inc. In May 2014, the Company extended the lease until September 4, 2014 with a monthly rental rate under the lease during the extension period of $8,549.

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In February 2014, our Board of Directors adopted a written policy with regard to related person transactions, which sets forth our procedures and standards for the review, approval or ratification of any transaction required to be reported in our filings with the SEC or in which one of our executive officers or directors has a direct or indirect material financial interest, with limited exceptions. Our policy is that the Corporate Governance and Nominating Committee shall review the material facts of all related person transactions (as defined in the related person transaction approval policy) and either approve or disapprove of the entry into any related person transaction. In the event that obtaining the advance approval of the Corporate Governance and Nominating Committee is not feasible, the Corporate Governance and Nominating Committee shall consider the related person transaction and, if the Corporate Governance and Nominating Committee determines it to be appropriate, may ratify the related person transaction. In determining whether to approve or ratify a related person transaction, the Corporate Governance and Nominating Committee will take into account, among other factors it deems appropriate, whether the related person transaction is on terms comparable to those available from an unaffiliated third-party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The following table sets forth the aggregate fees billed or expected to be billed by Marcum for 2013 for audit and non-audit services, including “out-of-pocket” expenses incurred in rendering these services. The nature of the services provided for each category is described following the table.

Fee Category	2013	2012
Audit Fees (1)	$141,245	$12,500
Audit-Related Fees	-	-
Tax Fees	-	-
All Other Fees	-	-
Total	$141,245	$12,500

(1)	Audit fees include fees for professional services rendered for the audit of our annual statements, quarterly reviews, consents and assistance with and review of documents filed with the SEC.

PRE-APPROVAL POLICIES AND PROCEDURES

The Audit Committee has adopted a policy that requires that all services to be provided by the Company’s independent public accounting firm, including audit services and permitted non-audit services, to be pre-approved by the Audit Committee. Since the Audit Committee was not formed until February 2014 in connection with the Company’s initial public offering, all audit and permitted non-audit services provided by Marcum during 2013 were approved by the Company’s Board of Directors.

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SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than ten percent of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. Such persons are required by SEC regulations to furnish us with copies of all such filings. Because we did not become a public company until March 2014, none of our directors, executive officers and persons who own more than ten percent of a registered class of our equity securities were required to make any filings under Section 16(a) during the year ended December 31, 2013.

OTHER BUSINESS

 The Board of Directors knows of no business that will be presented for consideration at the 2014 Annual Meeting other than those items stated above. If any other business should come before the 2014 Annual Meeting, votes may be cast pursuant to proxies in respect to any such business in the best judgment of the person or persons acting under the proxies.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON JULY 10, 2014

The proxy statement and annual report to stockholders are available at www.proxyvote.com.

A copy of the Company’s Annual Report for the fiscal year ended December 31, 2013 is available without charge upon written request to: Secretary, Energous Corporation, 303 Ray Street, Pleasanton, California 94566.

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![energous]

ENERGOUS CORPORATION
303 RAY STREET
PLEASANTON, CA 94566

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Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01 Stephen R. Rizzone 02 Michael Leabman 03 Nicolaos G. Alexopoulos 04 John R. Gaulding 05 Robert J. Griffin 06 Rex S. Jackson

The Board of Directors recommends you vote FOR the following proposal:

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000216154_1 R1.0.0.51160